Exhibit 99.1

MarketWatch.com and Pinnacor Complete Merger

Commence Operations as a Leading Provider of Business News and Financial Tools

San Francisco, CA, January 16, 2004 - MarketWatch.com, Inc. (Nasdaq:MKTW) and Pinnacor Inc. (Nasdaq: PCOR) today announced the closing of the merger of the two companies through the formation of a new holding company that will continue to be named MarketWatch.com, Inc. and will continue to trade on the Nasdaq National Market under the symbol "MKTW." The combined company will be a market-leading provider of online business news and financial tools to organizations in numerous sectors, including banking, brokerage and media. Stockholders of both companies approved the merger at their respective stockholder meetings on January 15, 2004.

The combined company brings together MarketWatch's unmatched news, tools and charting capabilities with Pinnacor's extensive suite of financial applications and customization capabilities. With the requisite critical mass and scale to offer premium-branded information to individuals and organizations alike, the combined company is positioned to address a comprehensive range of needs in the financial services, business information, media and wireless markets. Further, the combined company has an extensive sales and support organization, capable of offering the implementation expertise and experience required for business success.

Effective today, the business activities of Pinnacor have been combined with MarketWatch's existing licensing operations to form a new unit, MarketWatch Information Services. Jeffrey G. Davis has been named Executive Vice President and General Manager of the new business line. He will be based in New York City.

"This business combination supports our overall strategy to deliver the most comprehensive and highest quality information solutions on the market. The merger positions us to streamline our business and leverage opportunities for cost-efficiency, and at the same time, increase the service we can bring to our extensive base of customers," said Larry Kramer, Chairman and Chief Executive Officer of the combined company. "The beauty of this merger is that it brings together two companies, each with strong offerings that meet the different needs among our target corporate customers. By combining these complimentary offerings, MarketWatch Information Services will provide customers with a broad range of news, analytical, messaging and market data solutions that meet the diverse needs of any organization."

"This merger combines the power of the MarketWatch brand, which provides tremendous marketing benefits to the Pinnacor product line, while lending the combined company a stronger overall market presence," said Kirk Loevner, Chairman and Chief Executive Officer of Pinnacor. "We are confident that the combined company will increase our competitive advantage and enhance our relationships with customers and partners."

Preliminary results from the cash/stock election will be available from Mellon Investor Services on (877) 215-4706 after 6 p.m. on January 21, 2004, but final results will not be available until the week of January 26th, at which time distributions are expected to be made.

General Facts:

Headquarters: Corporate headquarters of the combined company will remain in San Francisco, CA.

Fiscal Year End: December 31

Executive Management: Larry Kramer, Chairman & Chief Executive Officer; Kathy Yates, President & Chief Operating Officer; Joan Platt, Chief Financial Officer.

About MarketWatch.com

MarketWatch.com, Inc. (NASDAQ:MKTW) is a leading multimedia publisher of business news and provider of financial information and analytical tools. Founded in 1997, the Company operates two award-winning Web sites, CBS.MarketWatch.com and BigCharts.com. The Company produces the syndicated CBS MarketWatch Weekend program, airs financial reports over The CBS Television Network and provides updates every 30 minutes on the MarketWatch.com Radio Network. MarketWatch.com also offers subscription products for individual investors, including the Hulbert Financial Digest, The Calandra Report, Retirement Weekly and The Technical Indicator. With the Pinnacor merger, the Company's MarketWatch Information Services group is a leading licensor of market news, data, investment analysis tools and other online applications to financial services firms, media companies, wireless carriers and Internet service providers.

Forward-Looking Statements

This media release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on current expectations, and none of the combined company, MarketWatch or Pinnacor assumes any obligation to update this information. Actual future events and circumstances could differ materially from those set forth in these statements, including the ability of the combined company to address a comprehensive range of needs in the financial services, business information and media markets; offer the implementation expertise and experience required for business success; achieve its strategy of delivering the most comprehensive and highest quality information solutions on the market; streamline its business, leverage opportunities for cost-efficiency and increase customer service; and increase its competitive advantage and enhance its relationships with customers and partners. Forward-looking statements also include the ability of MarketWatch Information Services to provide customers with a broad range of news, analytical, messaging and market data solutions that meet the diverse needs of any organization; and the ability of the merger to deliver increased value to former MarketWatch and Pinnacor stockholders. Factors that could cause actual future events and circumstances to differ include the ability to successfully integrate the operations and employees of MarketWatch and Pinnacor, realize anticipated synergies and cost savings and develop on a timely basis new and enhanced services and products, as well as general customer and market reaction to the merger and that effect on the combined company's advertising and licensing businesses and general economic conditions. For more information about these and other potential factors that could affect the combined company's business and financial results, see the discussion of "Risk Factors" in the combined company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission under the name "NMP, Inc." and is available on the SEC's Web site at www.sec.gov.